SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant                                                      [X]
Filed by a Party other than the Registrant                                   [ ]
Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           Total System Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
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            1)  Title of each class of securities to which transaction applies:
            ___________________________________________________________________

            2)  Aggregate number of securities to which transaction applies:
            ___________________________________________________________________

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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                determined):
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             __________________________________________________________________
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[ ]      Check box if any part of the fee is offset as provided  by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             1) Amount Previously Paid:
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                                      TSYS(R)
                         TOTAL SYSTEM SERVICES, INC.(R)

Richard W. Ussery                                           March 12, 1999
Chairman of the Board


Dear Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Thursday, April 15, 1999, at The Columbus Museum, 1251 Wynnton Road, Columbus, Georgia. Enclosed with this Proxy Statement are your proxy card and the 1998 Annual Report.

     We hope that you will be able to be with us and let us give you a review of 1998. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

     Thank you for helping us make 1998 a good year. We look forward to your continued support in 1999 and another good year.

                                             Sincerely yours,

                                             /s/Richard W. Ussery
                                             RICHARD W. USSERY


Total System Services, Inc.   Post Office Box 2506  Columbus, Georgia 31902-2506





                                    TSYS(R)
                         TOTAL SYSTEM SERVICES, INC.(R)

                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders of Total System Services, Inc.(R) will be held at 10:00 a.m. on Thursday, April 15, 1999, at The Columbus Museum, 1251 Wynnton Road, Columbus, Georgia for the following purposes:

     (1)  The election of four directors for a term of three years; and

     (2) The transaction of any other business as may properly come before the Annual Meeting.

     Information relating to the above matters is set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on February 11, 1999 will be entitled to notice of and to vote at the Annual Meeting.

                                       /s/G. Sanders Griffith, III
                                       G. SANDERS GRIFFITH, III
                                       Secretary


Columbus, Georgia
March 12, 1999










WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               TABLE OF CONTENTS

Voting Information.............................................................1
Election of Directors..........................................................2
Meetings and Committees of the Board...........................................4
Directors' Compensation........................................................5
Executive Officers.............................................................5
Stock Ownership of Directors and Executive Officers............................6
Executive Compensation.........................................................7
Stock Performance Graph.......................................................10
Compensation Committee Report on Executive Compensation.......................10
Compensation Committee Interlocks and
     Insider Participation....................................................13
Transactions With Management..................................................13
Relationships Between Synovus, CB&T and
     Certain of Synovus' Subsidiaries.........................................14
Section 16(a) Beneficial Ownership Reporting Compliance.......................17
Independent Auditors..........................................................17
General Information:
     Financial Information....................................................18
     Shareholder Proposals for the 2000 Proxy Statement.......................18
     Director Nominees or Other Business for Presentation
          at the Annual Meeting...............................................18
     Solicitation of Proxies..................................................18

                               VOTING INFORMATION

PURPOSE

     This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning March 12, 1999. The TSYS Board of Directors is soliciting proxies to be used at the 1999 Annual Meeting of TSYS Shareholders which will be held on April 15, 1999, at 10:00 a.m., at The Columbus Museum, 1251 Wynnton Road, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

WHO CAN VOTE

     All shareholders of record of TSYS Common Stock as of the close of business on February 11, 1999 are entitled to vote. Shares can be voted at the meeting only if the shareholder is present or represented by a valid proxy.

SHARES OUTSTANDING

     A majority of the outstanding shares of TSYS Common Stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 11, 1999, 194,909,527 shares of TSYS Common Stock were outstanding.

COLUMBUS BANK AND TRUST COMPANY

     Columbus Bank and Trust Company(R)("CB&T") owned individually 157,455,980 shares, or 80.8%, of the outstanding shares of TSYS Common Stock on February 11, 1999. CB&T(R) is a wholly owned banking subsidiary of Synovus Financial Corp.(R), a multi-financial services company having 270,805,035 shares of voting common stock outstanding on February 11, 1999.

PROXY CARD

     If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the individuals named on the card (your "proxies") in favor of the election of all listed nominees. Your proxies will vote at their discretion on any other matter that may properly come before the meeting and is not listed on the proxy card.

VOTING OF SHARES

     Each share of TSYS Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

TSYS DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

     If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold directly in certificate form registered in the same name.

REQUIRED VOTES--ELECTION OF DIRECTOR NOMINEES

     Directors are elected by a plurality of the votes, which means the nominees for the four director positions who receive the largest number of properly executed votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the four director nominees. Cumulative voting is not permitted. Shares that are represented by proxies which are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

TABULATION OF VOTES

     Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In such cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote.

HOW YOU CAN VOTE

     Vote your choices by marking the appropriate boxes on the enclosed proxy card. Sign and return the proxy card promptly in the enclosed self-addressed envelope. YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

REVOCATION OF PROXY

     If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You can revoke your proxy by delivering to TSYS a proxy card bearing a later date or by attending the meeting in person and casting a ballot.

                             ELECTION OF DIRECTORS

NUMBER

     The Board of Directors of TSYS consists of 12 members. As 18 board seats have been authorized by TSYS' shareholders, TSYS has six directorships which remain vacant. These vacant directorships could be filled in the future at the discretion of TSYS' Board of Directors. This discretionary power gives TSYS' Board of Directors the flexibility of appointing new directors in the periods between TSYS' Annual Meetings should suitable candidates come to its attention. The Board is divided into three classes whose terms are staggered so that the term of one class expires at each Annual Meeting of Shareholders. The terms of office of the Class I directors expire at the 1999 Annual Meeting, the terms of office of the Class II directors expire at the 2000 Annual Meeting and the terms of office of the Class III directors expire at the 2001 Annual Meeting. Four director nominees have been nominated for election as Class I directors at this meeting. Proxies cannot be voted at the 1999 Annual Meeting for a greater number of persons than the number of nominees named.

NOMINEES

     The following nominees have been selected by the Board for submission to the shareholders: Samuel A. Nunn, H. Lynn Page, Philip W. Tomlinson and Richard W. Ussery, each to serve a three year term expiring at the Annual Meeting in the year 2002.

     The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

BOARD OF DIRECTORS

     Following is the principal occupation, age and certain other information for each director nominee and other directors serving unexpired terms.
--------------------------------------------------------------------------------

                                       TSYS        Year
                                       Director    First
                                       Classifi-   Elected      Principal Occupation
Name                         Age       cation      Director     and Other Information
------------------------     -----     ---------   ---------    -------------------------------------------
James H. Blanchard<F1>       57           II       1982         Chairman of the Board and Chief
                                                                Executive Officer, Synovus Financial
                                                                Corp.; Chairman of the Executive
                                                                Committee, Total System Services, Inc.;
                                                                Director, BellSouth Corporation

Richard Y. Bradley<F2>       60           II       1991         Partner, Bradley & Hatcher (Law Firm);
                                                                Director, Synovus Financial Corp.

Gardiner W. Garrard, Jr.     58           II       1982         President, The Jordan Company (Real
                                                                Estate Development); Director, Synovus
                                                                Financial Corp.

John P. Illges, III          64           II       1982         Senior Vice President and Financial
                                                                Consultant, The Robinson-Humphrey
                                                                Company, Inc. (Stockbroker); Director,
                                                                Synovus Financial Corp.

Mason H. Lampton             51           III      1986         Chairman of the Board and President,
                                                                The Hardaway Company (Construction Company);
                                                                Director, Synovus Financial Corp.

W. Walter Miller, Jr.<F3>    50           II       1993         Senior Vice President, Total System
                                                                Services, Inc.

Samuel A. Nunn<F4>           60           I        1997         Senior Partner, King & Spalding (Law
                                                                Firm); Director, The Coca-Cola Company,
                                                                General Electric Company, National Service
                                                                Industries, Inc., Scientific-Atlanta, Inc.
                                                                and Texaco Inc.

H. Lynn Page                 58           I        1982         Director, Synovus Financial Corp.,
                                                                Columbus Bank and Trust Company and
                                                                Total System Services, Inc.

Philip W. Tomlinson<F5>      52           I        1982         President, Total System Services, Inc.

William B. Turner<F3>        76           III      1982         Chairman of the Executive Committee,
                                                                Columbus Bank and Trust Company and
                                                                Synovus Financial Corp.; Advisory
                                                                Director, W.C. Bradley Co. (Metal
                                                                Manufacturer and Real Estate)

Richard W. Ussery<F6>        51           I        1982         Chairman of the Board and Chief
                                                                Executive Officer, Total System Services,
                                                                Inc.

James D. Yancey              57           III      1982         President and Chief Operating Officer,
                                                                Synovus Financial Corp.; Chairman of the Board,
                                                                Columbus Bank and Trust Company;
                                                                Director, Shoney's, Inc.
-------

<F1> James H. Blanchard was elected Chairman of the Executive  Committee of TSYS in February 1992. From 1982 until 1992, Mr. Blanchard served as Chairman of the Board of TSYS.

<F2> Richard Y. Bradley formed Bradley & Hatcher in  September  1995.  From 1991 until 1995, Mr. Bradley served as President of Bickerstaff Clay Products Company, Inc.

<F3> Mr. Miller's spouse is the niece of William B. Turner.

<F4> Mr. Nunn joined the law firm of King & Spalding in January  1997. From 1972 until 1997, Mr. Nunn represented the State of Georgia in the United States Senate.

<F5> Philip W. Tomlinson was elected  President of TSYS in  February  1992. From
     1982 until 1992, Mr. Tomlinson served as Executive Vice President of TSYS.

<F6> Richard W.  Ussery was elected  Chairman of the Board of TSYS  in  February
     1992. From 1982 until 1992, Mr. Ussery served as President of TSYS.


                      MEETINGS AND COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

     The business affairs of TSYS are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by TSYS' Articles of Incorporation and bylaws. Members of the Board are kept informed through reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held six meetings in 1998. All directors attended at least 80% of Board and committee meetings during 1998 except Messrs. Tomlinson and Page, who each attended 67% of the meetings.

COMMITTEES OF THE BOARD

      TSYS' Board of Directors has three principal standing committees -- an Executive Committee, an Audit Committee and a Compensation Committee. There is no Nominating Committee of TSYS' Board of Directors. The following table shows the membership of the various committees.
--------------------------------------------------------------------------------

Executive                     Audit                              Compensation
----------                    -----                              -------------
James H. Blanchard, Chair     Gardiner W. Garrard, Jr., Chair    Mason H. Lampton, Chair
James D. Yancey               Mason H. Lampton                   John P. Illges, III
Richard Y. Bradley            John P. Illges, III
Gardiner W. Garrard, Jr.
Philip W. Tomlinson
William B. Turner
Richard W. Ussery

     Executive Committee. During the intervals between meetings of TSYS' Board of Directors, TSYS' Executive Committee possesses and may exercise any and all of the powers of TSYS' Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by TSYS' Board of Directors. During 1998, TSYS' Executive Committee held three meetings.

     Audit Committee. The primary functions to be engaged in by TSYS' Audit Committee include: (i) annually recommending to TSYS' Board the independent certified public accountants to be engaged by TSYS for the next fiscal year;
(ii) reviewing the plan and results of the annual audit by TSYS' independent auditors; (iii) reviewing and approving the range of management advisory services provided by TSYS' independent auditors; (iv) reviewing TSYS' internal audit function and the adequacy of the internal accounting control systems of TSYS; (v) reviewing the results of regulatory examinations of TSYS; (vi) periodically reviewing the financial statements of TSYS; and (vii) considering such other matters with regard to the internal and independent audit of TSYS as, in its discretion, it deems to be necessary or desirable, periodically reporting to TSYS' Board as to the exercise of its duties and responsibilities and, where appropriate, recommending matters in connection with the audit function with respect to which TSYS' Board should consider taking action. During 1998, TSYS' Audit Committee held four meetings.

     Compensation Committee. The primary functions to be engaged in by TSYS' Compensation Committee include: (i) evaluating the remuneration of senior management and board members of TSYS and its subsidiaries and the compensation and fringe benefit plans in which officers, employees and directors of TSYS are eligible to participate; and (ii) recommending to TSYS' Board whether or not it should modify, alter, amend, terminate or approve such remuneration, compensation or fringe benefit plans. During 1998, TSYS' Compensation Committee held four meetings.

                             DIRECTORS' COMPENSATION

COMPENSATION

     During 1998, TSYS' directors received a $12,000 retainer, a fee of $800 for regular and special meetings of TSYS' Board of Directors they personally attended and a fee of $500 for meetings of the committees of TSYS' Board of Directors they personally attended. In addition, directors of TSYS received an $800 fee for each board meeting from which their absence was excused and an $800 fee for one meeting without regard to the reason for their absence.

DIRECTOR STOCK  PURCHASE PLAN

     TSYS' Director Stock Purchase Plan is a non-tax-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS Common Stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $1,000 per calendar quarter to make purchases of TSYS Common Stock, and TSYS contributes an additional amount equal to 50% of the directors' cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of TSYS Common Stock purchased for their benefit under the Plan.

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.
--------------------------------------------------------------------------------

Name                          Age     Position with TSYS
-------------------------     ---     ------------------------------------
James H. Blanchard            57      Chairman of the Executive Committee
Richard W. Ussery             51      Chairman of the Board
                                       and Chief Executive Officer
Philip W. Tomlinson           52      President
William A. Pruett             45      Executive Vice President
James B. Lipham               50      Executive Vice President
                                       and Chief Financial Officer
M. Troy Woods                 47      Executive Vice President
G. Sanders Griffith, III      45      General Counsel and Secretary

     All of the executive officers of TSYS are members of TSYS' Board of Directors, except William A. Pruett, James B. Lipham, M. Troy Woods and G. Sanders Griffith, III. William A. Pruett was elected as Executive Vice President of TSYS in February 1993. From 1976 until 1993, Mr. Pruett served in various capacities with CB&T and/or TSYS, including Senior Vice President. James B. Lipham was elected as Executive Vice President and Chief Financial Officer of TSYS in July 1995. From 1984 until 1995, Mr. Lipham served in various financial capacities with Synovus and/or TSYS, including Senior Vice President and Treasurer. M. Troy Woods was elected as Executive Vice President of TSYS in July 1995. From 1987 until 1995, Mr. Woods served in various capacities with TSYS, including Senior Vice President. G. Sanders Griffith, III has served as General Counsel of TSYS since 1988 and was elected as Secretary of TSYS in June 1995. Mr. Griffith currently serves as Senior Executive Vice President, General Counsel and Secretary of Synovus and has held various positions with Synovus since 1988.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth ownership of shares of TSYS Common Stock by each director, by each executive officer named in the Summary Compensation Table on page 7 and by all directors and executive officers as a group as of December 31, 1998.
--------------------------------------------------------------------------------

                             Shares of TSYS       Shares of TSYS                         Percentage of
                              Common  Stock         Common Stock              Total        Outstanding
                               Beneficially         Beneficially             Shares          Shares of
                                 Owned with           Owned with            of TSYS        TSYS Common
                                Sole Voting        Shared Voting       Common Stock              Stock
                             and Investment       and Investment       Beneficially       Beneficially
                                Power as of          Power as of        Owned as of        Owned as of
 Name                              12/31/98             12/31/98           12/31/98<F1>       12/31/98
 --------------------------  ------------------- --------------------  ----------------  -------------
 James H. Blanchard               781,200            360,480            1,141,680                  *
 Richard Y. Bradley                21,329              5,000               26,329                  *
 Gardiner W. Garrard, Jr.           9,717                ---                9,717                  *
 John P. Illges, III              102,435             81,750              184,185                  *
 Mason H. Lampton                  26,547            118,684<F2>          145,231                  *
 James B. Lipham                   80,832              1,200              110,232                  *
 W. Walter Miller, Jr.             85,725             12,704              105,629                  *
 Samuel A. Nunn                     1,933                750               27,683                  *
 H. Lynn Page                     523,541            151,221<F3>          674,762                  *
 William A. Pruett                217,684                ---              238,684                  *
 Philip W. Tomlinson              596,808             59,796              698,604                  *
 William B. Turner                157,528            576,000              733,528                  *
 Richard W. Ussery                553,426             74,775              670,201                  *
 M. Troy Woods                     68,691                ---               98,691                  *
 James D. Yancey                  790,064             24,000              814,064                  *
 Directors and Executive
  Officers as a group
  (16 persons)                  4,020,148          1,483,094            5,698,642               2.93

*    Less than one percent of the outstanding shares of TSYS Common Stock.
--------

<F1> The totals shown for the following directors and executive officers of TSYS include the number of shares of TSYS Common Stock that each individual has the right to acquire within 60 days through the exercise of stock options:
          Person                                  Number of Shares
     James B. Lipham                                   28,200
     W. Walter Miller, Jr.                              7,200
     Samuel A. Nunn                                    25,000
     William A. Pruett                                 21,000
     Philip W. Tomlinson                               42,000
     Richard W. Ussery                                 42,000
     M. Troy Woods                                     30,000

<F2> Includes  28,800  shares of TSYS Common Stock held in a trust for which Mr.
     Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

<F3> Includes 55,575 shares of TSYS Common Stock held by a charitable foundation of which Mr. Page is a trustee.

     For a detailed discussion of the beneficial ownership of Synovus Common Stock by TSYS' named executive officers and directors and by all directors and executive officers of TSYS as a group, see "Synovus Common Stock
Ownership of Directors and Management" on pages 14 and 15.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the cash and noncash compensation for each of the last three fiscal years for the chief executive officer of TSYS and for the other four most highly compensated executive officers of TSYS.
--------------------------------------------------------------------------------

                                                SUMMARY COMPENSATION TABLE
                                                                                         Long-Term
                                                Annual Compensation                     Compensation Awards
                          --------------------------------------------------------   ------------------------------
                                                                    Other            Restricted       Securities      All
                                                                    Annual           Stock            Underlying      Other
Name and                                                            Compen-          Award(s)         Options/        Compen-
Principal Position<F1>    Year    Salary<F2>        Bonus<F3>       sation<F4>       <F5>             SARs            sation<F6>
-----------------------   ------  --------------   -----------      ------------     --------------   -------------   ------------
Richard W. Ussery         1998    $444,200         $276,250             -0-          $  -0-           106,422         $116,712
Chairman of the Board     1997     414,225          257,806             -0-             -0-           540,491          141,895
and Chief Executive       1996     391,725          491,363             -0-           316,187          65,780          137,152
Officer

Philip W. Tomlinson       1998     383,400          219,000             -0-             -0-            75,750           97,145
President                 1997     354,550          202,650             -0-             -0-           505,715          115,674
                          1996     335,350          386,000             -0-           223,784          46,557          115,728

William A. Pruett         1998     224,750          134,850             -0-             -0-            27,950           60,931
Executive Vice            1997     210,150          131,090             -0-             -0-           241,518           73,417
President                 1996     200,900          246,080             -0-            84,880          17,661           67,486

M. Troy Woods             1998     220,000          110,000             -0-             -0-            26,718           55,190
Executive Vice            1997     194,375          102,187             -0-             -0-           240,123           60,975
President                 1996     179,375          184,375             -0-            75,792          15,770           53,175

James B. Lipham           1998     182,500           91,250             -0-             -0-            22,182           46,034
Executive Vice President  1997     162,500           86,250             -0-             -0-           234,980           51,716
and Chief Financial       1996     147,500          152,500             -0-            63,938          13,302           43,755

--------------------

<F1> Mr. Blanchard  received no cash  compensation  from TSYS during 1998, other than director fees.

<F2> Amount  consists  of base  salary and  director  fees for  Messrs.  Ussery and Tomlinson.

<F3> Bonus amount for 1998 includes  a  special recognition  award of $5,000 for
     Messrs. Pruett, Woods and Lipham.

<F4> Perquisites and other personal  benefits are excluded because the aggregate amount does not exceed the lesser of $50,000 or 10% of annual salary and bonus for the named executives.

<F5> Amount  consists of market value of award  on date of grant. As of December
     31, 1998, Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham held 34,544, 24,449, 9,322, 4,731 and 3,991 restricted shares, respectively, with a
     value  of  $842,010,   $595,945,   $227,224,   $115,318  and  $ 97,281,
     respectively. On July 1, 1996, restricted stock was awarded in the amount of 32,891, 23,279, 8,832, 7,884 and 6,651 shares of Synovus Common Stock to Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham, respectively, with the following vesting schedule: 20% on July 1, 1997; 20% on July 1, 1998; 20% on July 1, 1999; 20% on July 1, 2000; and 20% on July 1, 2001.

<F6> The 1998 amount consists of contributions  or other  allocations to defined contribution plans of $27,200 for each executive; allocations pursuant to defined contribution excess benefit agreements of $88,877, $69,300, $33,293, $27,572 and $18,487 for each of Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham, respectively; premiums paid for group term life insurance coverage of $510, $510, $438, $418 and $347 for each of Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham, respectively; and the economic benefit of life insurance coverage related to split-dollar life insurance policies of $107 and $116 for Messrs. Ussery and Tomlinson, respectively.

STOCK OPTION EXERCISES AND GRANTS

     The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.
--------------------------------------------------------------------------------

                                            OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                            Individual Grants
                     ---------------------------------------------------------
                                  % of Total                                   Potential
                                  Options/                                     Realized Value at
                                  SARs           Exercise                      Assumed Annual Rates of
                     Options/     Granted to     or                            Stock Price Appreciation
                     SARs         Employees      Base                          For Option Term <F1>
                     Granted      in Fiscal      Price       Expiration       --------------------------
Name                 (#)          Year           ($/Share)   Date                5%($)       10%($)
-------------------  -----------  -------------  --------    --------------   ---------    -------------
Richard W. Ussery    106,272<F2>    12.51%        $20.83      01/12/08         $1,057,406  $2,531,399
                         150<F3>      .018         22.00      06/01/06              1,575       3,774

Philip W. Tomlinson   75,600<F2>     8.90          20.83      01/12/08            752,220   1,800,792
                         150<F3>      .018         22.00      06/01/06              1,575       3,774

William A. Pruett     27,800<F2>     3.27          20.83      01/12/08            276,610     662,196
                         150<F3>      .018         22.00      06/01/06              1,575       3,774

M. Troy Woods         26,568<F2>     3.13          20.83      01/12/08            264,352     632,850
                         150<F3>      .018         22.00      06/01/06              1,575       3,774

James B. Lipham       22,032<F2>     2.59          20.83      01/12/08            219,218     524,802
                         150<F3>      .018         22.00      06/01/06              1,575       3,774

---------------

<F1> The dollar gains under these columns result from calculations using the identified growth rates and are not intended to forecast future price appreciation of Synovus Common Stock.

<F2> Options to purchase Synovus Common Stock granted on January 13, 1998 at fair market value to executives as part of the Synovus 1996 Long-Term Incentive Plan. Options become exercisable on January 13, 2000 and are transferable to family members.

<F3> Options to purchase Synovus Common Stock granted on June 2, 1998 at fair market value to executives as part of the Synovus 1996 Long-Term Incentive Plan. Options become exercisable upon the earlier of: (a) June 2, 2001; or
     (b) the date the per share fair market value of Synovus Common Stock meets or exceeds $44.

--------------------------------------------------------------------------------

                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUES

                                                Number of Securities          Value of
                                                Underlying Unexercised        Unexercised In-the-Money
                     Shares        Value        Options/SARs at FY-End (#)    Options/SARs at FY-End ($)<F1>
                     Acquired on   Realized     --------------------------    -----------------------------
Name                 Exercise (#)  ($)<F1>      Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------  ------------  -----------  --------------------------    -----------------------------
Richard W. Ussery     -0-           -0-         233,060 /  226,913<F2>         $3,903,365/ $1,099,686
                      -0-           -0-          42,000 /  378,000<F3>            433,860/  3,904,740

Philip W. Tomlinson   33,020       $611,342     131,923 /  161,465<F2>          2,125,678/    782,399
                      -0-           -0-          42,000 /  378,000<F3>            433,860/  3,904,740

William A. Pruett     -0-           -0-          63,247 /   59,468<F2>          1,060,706/    287,923
                      -0-           -0-          21,000 /  189,000<F3>            216,930/  1,952,370

M. Troy Woods         -0-           -0-          35,805 /   56,841<F2>            563,429/    275,190
                      -0-           -0-          30,000 /  189,000<F3>            410,430/  1,952,370

James B. Lipham       -0-           -0-          32,103 /   47,162<F2>            508,781/    228,267
                      -0-           -0-          28,200 /  189,000<F3>            371,730/  1,952,370

----------

<F1> Market value of underlying  securities  at exercise or year-end,  minus the exercise or base price.

<F2> Options pertain to shares of Synovus Common Stock.

<F3> Options pertain to shares of TSYS Common Stock.


CHANGE IN CONTROL ARRANGEMENTS

     Long-Term Incentive Plans. Under the terms of the TSYS Long-Term Incentive Plan, which was adopted in 1992, and Synovus' Long-Term Incentive Plans, which were adopted in 1992, 1994 and 1996, all awards become automatically vested in the event of a change of control. Awards under the Plans may include stock options, restricted stock, stock appreciation and performance awards. Messrs. Ussery, Tomlinson, Pruett, Lipham and Woods each have restricted stock and stock options under the Synovus/TSYS Long-Term Incentive Plans.

     Change of Control Agreements. TSYS has entered into Change of Control Agreements with Messrs. Ussery, Tomlinson, Pruett, Lipham and Woods, and certain other officers. In the event of a Change of Control, as defined below, an executive would receive the following:

     * For Messrs. Ussery and Tomlinson, three times their current base salary and bonus (bonus is defined as the average bonus over the past three years measured as a percentage multiplied by the executive's current base salary). Messrs. Pruett, Lipham and Woods would receive two times their base salary and bonus, as defined above.

     * Three years of medical, life, disability and other welfare benefits (two years for Messrs. Pruett, Lipham and Woods).

     * A pro rata bonus through the date of termination for the separation year.

     * A cash amount in lieu of a long-term incentive award for the year of separation equal to 1.5 times the normal market grant, if the executive received a long-term incentive award in the year of separation, or 2.5 times the market grant if not.

     In order to receive these benefits, an executive must be actually or constructively terminated within one year following a Change of Control or the executive may voluntarily or involuntarily terminate employment during the thirteenth month following a Change of Control.

     With respect to Synovus, a Change of Control under these agreements is defined as (1) the acquisition of 20% or more of the "beneficial ownership" of Synovus' outstanding voting stock, with certain exceptions for Turner family members, (2) the persons serving as directors of Synovus as of January 1, 1996, and their replacements or additions, ceasing to comprise at least two-thirds of the Board members, (3) a merger, consolidation, reorganization or sale of Synovus' assets unless the new owners of Synovus own more than two-thirds of the new company, no person owns more than 20% of the new company, and two-thirds of the company's new Board members are prior Board members of Synovus, or (4) a triggering event occurs as defined in the Synovus Rights Agreement. With respect to TSYS, a Change of Control is generally defined the same as a Change of Control of Synovus, except that (1) a spin-off of TSYS stock to Synovus shareholders, and (2) any transaction in which Synovus continues to own more than 50% of the outstanding stock of TSYS are specifically excluded from the Change of Control definition. In the event an executive is impacted by the Internal Revenue Service excise tax that applies to certain Change of Control arrangements, the executive would receive additional payments so that he or she would be in the same position as if the excise tax did not apply. The
Change of Control Agreements do not provide for any retirement benefits or perquisites.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative shareholder return on TSYS Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Computer Software & Services Index for the last five fiscal years (assuming a $100 investment on December 31, 1993 and reinvestment of all dividends).

[Omitted Stock Performance Graph is represented by the following table.]


         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
        TSYS, S&P 500 AND S&P COMPUTER SOFTWARE & SERVICES INDEX

               1993      1994      1995      1996      1997      1998
TSYS           $100      $131      $235      $415      $382      $546

S&P 500        $100      $101      $139      $171      $229      $294

S&P CS&S       $100      $118      $166      $258      $360      $652

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of TSYS is responsible for evaluating the compensation of senior management of TSYS and its subsidiaries and TSYS Board members, as well as the compensation and other benefit plans in which officers, employees and directors of TSYS and its subsidiaries participate. The Committee has designed its compensation program to attract and retain highly motivated and well-trained executives in order to create superior shareholder value for TSYS shareholders.

     Elements of Executive Compensation. The four elements of executive compensation at TSYS are:

     *      Base Salary
     *      Annual Bonus
     *      Long-Term Incentives
     *      Other Benefits

     The Committee believes that a substantial portion (though not a majority) of an executive's compensation should be at risk based upon performance, both in the short-term (through the annual bonus and the Synovus/TSYS Profit Sharing Plan and the Synovus/TSYS 401(k) Savings Plan) and long-term (through long-term incentives such as stock options and restricted stock awards). The remainder of each executive's compensation is primarily based upon the competitive practices of companies similar in size to TSYS ("similar companies"), with certain adjustments as described below. The companies used for comparison under this approach are not the same companies included in the peer group index appearing in the Stock Performance Graph above. Each element of executive compensation is discussed in detail below.

     Base Salary. Base salary is an executive's annual rate of pay without regard to any other elements of compensation. The Committee believes the base salary of TSYS executives should reflect the outstanding stock performance of TSYS over the past 10 years, which resulted in significant value for TSYS shareholders. The Committee had difficulty, however, in obtaining appropriate market data for determining the compensation of TSYS executives. Positions for which market data could be obtained were targeted at the median level after the Committee added a premium to size-based market data to reflect pay at companies with similar strong stock performance. Positions for which market data could not be obtained were determined based upon internal equity considerations. Based solely upon these comparisons, the Committee increased Mr. Ussery's base salary in 1998. The Committee also increased the base salaries of TSYS' other executive officers in 1998 based solely upon these comparisons and internal equity considerations, as described above.

     Annual Bonus. The Committee awards annual bonuses to TSYS executives under two different plans, the Synovus Executive Bonus Plan (which was approved by TSYS shareholders) and the Synovus Incentive Bonus Plan. The Committee selects the participants in each Plan from year to year. For 1998, the Committee selected Mr. Ussery to participate in the Executive Bonus Plan while Messrs. Tomlinson, Pruett, Woods and Lipham were selected to participate in the Incentive Bonus Plan. Under the terms of the Plans, bonus amounts are paid as a percentage of base pay based on the achievement of performance goals that are established each year by the Committee. The performance goals may be chosen by the Committee from among the following measurements:

     * Number of cardholder, merchant and/or other customer accounts processed and/or converted by TSYS;

     * Successful negotiation or renewal of contracts with new and/or existing customers by TSYS;

     *    Productivity and expense control;

     *    Stock price;

     *    Return on capital compared to cost of capital;

     *    Net income;

     *    Operating income;

     *    Earnings per share and/or earnings per share growth;

     *    Return on equity;

     *    Return on assets;

     * Non-performing assets and/or loans as a percentage of total assets and/or loans;

     *    Non-interest expense as a percentage of total expense;

     *    Loan charge-offs as a percentage of loans; and

     *    Asset growth.

     The Committee established a payout matrix based on attainment of net income goals during 1998 for Mr. Ussery and TSYS' other executive officers. The maximum percentage payouts under the Plans for 1998 were 65% for Mr. Ussery, 60% for Messrs. Tomlinson and Pruett and 50% for Messrs. Woods and Lipham. TSYS' financial performance and each executive's individual performance can reduce the bonus awards determined by the attainment of the goals, although this was not the case for any of TSYS' executive officers. Because the maximum net income target for 1998 under the Plans was exceeded and the overall financial results of TSYS were favorable, Mr. Ussery and TSYS' other executive officers were awarded the maximum bonus amount for which each executive was eligible under the Plans' payout matrix.

     Long-Term Incentives. The Committee has awarded both stock options and restricted stock awards to executives. Because of the relatively low number of publicly traded shares of TSYS, the Committee has awarded Synovus stock options and restricted stock awards to TSYS executives, linking their interests to those of Synovus and TSYS shareholders. Restricted stock awards are designed to focus executives on the long-term performance of Synovus and TSYS. Stock options provide executives with the opportunity to buy and maintain an equity interest in Synovus and TSYS and to share in their capital appreciation. The Committee has established a payout matrix for long-term grants that uses total shareholder return measured by Synovus' performance (stock price increases plus dividends) and how Synovus' total shareholder return compares to the return of a peer group of companies. For the long- term incentive awards made in 1998, total shareholder return and peer comparisons were measured during the 1995 to 1997 performance period. Under the payout matrix, the Committee awarded Messrs. Ussery, Tomlinson, Pruett, Woods and Lipham stock options of 106,422, 75,750, 27,950, 26,718 and 22,182, respectively.

     Benefits. Executives receive other benefits that serve a different purpose than the elements of compensation discussed above. In general, these benefits either provide retirement income or protection against catastrophic events such as illness, disability and death. Executives generally receive the same benefits offered to the employee population, with the only exceptions designed to promote tax efficiency or to replace other benefits lost due to regulatory limits. The Synovus/TSYS Profit Sharing Plan and the Synovus/TSYS 401(k) Savings Plan, including an excess benefit plan which replaces benefits lost due to regulatory limits (collectively the "Plan"), is the largest component of TSYS' benefits package for executives. The Plan is directly related to the performance of TSYS because the contributions to the Plan, up to a maximum of 14% of an executive's compensation, depends upon TSYS' profitability. For 1998, Mr. Ussery and TSYS' other executive officers received a Plan contribution of 10.97% of their compensation, based upon the Plan's profitability formula. The remaining benefits provided to executives are primarily based upon the competitive practices of similar companies.

     The Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held corporation to its chief executive officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. Because the Committee seeks to maximize shareholder value, the Committee has taken steps to ensure that any compensation paid to its executives in excess of $1 million is deductible. For 1998, Mr. Ussery would have been affected by this provision, but for the steps taken by the Committee. The Committee reserves the ability to make awards which do not qualify for full deductibility under the Internal Revenue Code, however, if the Committee determines that the benefits of doing so outweigh full deductibility.

     The Committee believes that its executive compensation program serves the best interests of the shareholders of TSYS. As described above, a substantial portion of the compensation of TSYS' executives is directly related to TSYS' performance. The Committee believes that the performance of TSYS to date validates its compensation philosophy.

Mason H. Lampton
John P. Illges, III

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mason H. Lampton and John P. Illges, III served as members of TSYS' Compensation Committee during 1998. No member of the Committee is a current or former officer or employee of TSYS or its subsidiaries.

                          TRANSACTIONS WITH MANAGEMENT

     Gardiner W. Garrard, Jr. is President of The Jordan Company. TSYS leases from The Jordan Company approximately 10,000 square feet of office space in Columbus, Georgia for $5,900 per month, which lease expires on September 30, 1999. The lease was made on substantially the same terms as those prevailing at the time for leases of comparable property between unrelated third parties. Gardiner W. Garrard, Jr., a director of TSYS, CB&T and Synovus, is an officer, director and shareholder of The Jordan Company. Richard M. Olnick, the brother-in-law of Gardiner W. Garrard, Jr. and a director of CB&T, is an officer, director and shareholder of The Jordan Company.

     TSYS leases various properties in Columbus, Georgia from W.C. Bradley Co. for office space and storage. The rent paid for the space in 1998, which is approximately 71,915 square feet, is approximately $714,225. The lease agreements were made on substantially the same terms as those prevailing at the time for comparable leases for similar facilities with an unrelated third party in Columbus, Georgia.

     TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by CB&T and W.C.B. Air L.L.C. CB&T and W.C.B. Air are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability company interests of W.C.B. Air. CB&T and W.C.B. Air have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreeement. TSYS paid CB&T $1,328,693 for its use of the aircraft during 1998, which was used by CB&T to satisfy its commitments under the Joint Ownership Agreement. The charges payable by TSYS to CB&T in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes. William B. Turner, a director of TSYS and Chairman of the Executive Committee of CB&T and Synovus, is an advisory director and shareholder of W.C. Bradley Co. James H. Blanchard, Chairman of the Executive Committee of TSYS, Chairman of the Board of Synovus and a director of CB&T, is a director of W.C. Bradley Co. W. Walter Miller, Jr., a director of W.C. Bradley Co., is Senior Vice President and a director of TSYS. Elizabeth C. Ogie, the niece of William
B. Turner and the sister-in-law of W. Walter Miller, Jr., is a director of W.C Bradley Co. and a director of CB&T and Synovus. Stephen T. Butler, the nephew of William B. Turner and an officer and director of W.C. Bradley Co., is a director of CB&T. W.B. Turner, Jr. and John T. Turner, the sons of William B. Turner, are officers and directors of W.C. Bradley Co. and are also directors of CB&T.

     King & Spalding, a law firm located in Atlanta, Georgia, performed legal services on behalf of TSYS during 1998. Samuel A. Nunn, a director of TSYS, is a Senior Partner of King & Spalding.

     For a description of certain transactions between TSYS and its affiliated companies, upon whose Boards of Directors certain of TSYS' directors also serve, see "Bankcard Data Processing Services Provided to CB&T and Certain of Synovus' Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus' Subsidiaries" on pages 16 and 17.


        RELATIONSHIPS BETWEEN TSYS, SYNOVUS, CB&T AND CERTAIN OF SYNOVUS'
                                  SUBSIDIARIES

BENEFICIAL OWNERSHIP OF TSYS COMMON STOCK BY CB&T

     The following table sets forth the number of shares of TSYS Common Stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS Common Stock, as of December 31, 1998.
--------------------------------------------------------------------------------

                                                  Percentage of
                         Shares of                Outstanding Shares of
                         TSYS Common Stock        TSYS Common Stock
Name and Address of      Beneficially Owned       Beneficially Owned
Beneficial Owner         as of 12/31/98           as of 12/31/98
------------------------ ------------------------ -----------------------------
Columbus Bank
and Trust Company        156,601,938<F1><F2>           80.7%
1148 Broadway,
Columbus, Georgia 31901


------------

<F1> CB&T individually owns these shares.

<F2> As of December 31, 1998, Synovus Trust Company, a wholly owned trust company subsidiary of CB&T, held in various fiduciary capacities a total of 1,374,779 shares (.71%) of TSYS Common Stock. Of this total, Synovus Trust Company held 1,052,480 shares as to which it possessed sole voting power, 997,259 shares as to which it possessed sole investment power, 315,149 shares as to which it possessed shared voting power and 322,299 shares as to which it possessed shared investment power. The other banking and trust subsidiaries of Synovus held 750 shares as to which they possessed sole voting and investment power and no shares as to which they possessed shared voting or investment power. In addition, as of December 31, 1998, Synovus Trust Company held in various agency capacities an additional 2,204,208 shares of TSYS Common Stock as to which it possessed no voting or investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS Common Stock which are held by Synovus Trust Company in various fiduciary and agency capacities.

     CB&T, by virtue of its individual ownership of 156,601,938 shares, or 80.7%, of the outstanding shares of TSYS Common Stock on December 31, 1998 is able to, and intends to, elect a majority of TSYS' Board of Directors. CB&T presently controls TSYS.

INTERLOCKING DIRECTORATES OF TSYS, SYNOVUS AND CB&T

     Seven of the twelve members of and nominees to serve on TSYS' Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are James H. Blanchard, Richard Y. Bradley, Gardiner W. Garrard, Jr., John
P. Illges, III, H. Lynn Page, William B. Turner and James D. Yancey. Mason H. Lampton serves as an Advisory Director of CB&T and as a director of Synovus.

SYNOVUS COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth the number of shares of Synovus Common
Stock beneficially owned by TSYS' directors, by each executive officer named in the Summary Compensation Table on page 7 and by all directors and executive officers as a group as of December 31, 1998.
--------------------------------------------------------------------------------

                           Shares of       Shares of      Shares of
                             Synovus         Synovus        Synovus                      Percentage
                        Common Stock    Common Stock   Common Stock                              of
                        Beneficially    Beneficially   Beneficially           Total     Outstanding
                          Owned with      Owned with     Owned with       Shares of       Shares of
                         Sole Voting          Shared    Sole Voting         Synovus         Synovus
                                 and      Voting and         but no    Common Stock    Common Stock
                          Investment      Investment     Investment    Beneficially    Beneficially
                         Power as of     Power as of    Power as of     Owned as of     Owned as of
Name                        12/31/98        12/31/98       12/31/98        12/31/98<F1>    12/31/98
--------------------    --------------  ------------  ---------------  ------------    ------------
James H. Blanchard         1,565,234            ---       292,607       2,455,553                *
Richard Y. Bradley            20,357        131,495         ---           151,852                *
Gardiner W. Garrard, Jr.     203,665      1,363,262         ---         1,566,927                *
John P. Illges, III          296,403        512,455<F2>     ---           808,858                *
Mason H. Lampton              79,268        290,951<F3>     ---           370,219                *
James B. Lipham                3,375            ---         3,990          39,468                *
W. Walter Miller, Jr.         30,043         63,379         ---           103,750                *
Samuel A. Nunn                  ---             ---         ---              ---               ---
H. Lynn Page                 840,821         11,515         ---           852,336                *
William A. Pruett             11,765            ---         9,317          84,329                *
Philip W. Tomlinson           30,849            ---        24,447         187,219                *
William B. Turner             72,294     30,382,576         ---        30,454,870            11.27
Richard W. Ussery             64,928          3,923        34,539         336,450                *
M. Troy Woods                  2,102            ---         4,731          42,638                *
James D. Yancey              999,693         61,677        40,999       1,416,479                *
Directors and Executive
 Officers as a group
 (16 persons)              4,304,939     32,821,233       491,043      39,203,045            14.42

*    Less than one percent of the outstanding shares of Synovus Common Stock.

-------------------

<F1> The totals shown for the following directors and executive officers of TSYS include the number of shares of Synovus Common Stock that each individual has the right to acquire within 60 days through the exercise of stock options:
          Person                                       Number of Shares
     James H. Blanchard                                     597,712
     James B. Lipham                                         32,103
     W. Walter Miller, Jr.                                   10,328
     William A. Pruett                                       63,247
     Philip W. Tomlinson                                    131,923
     Richard W. Ussery                                      233,060
     M. Troy Woods                                           35,805
     James D. Yancey                                        314,110

<F2> Includes  62,667  shares  of  Synovus  Common  Stock  held by a  charitable foundation of which Mr. Illges is a trustee.

<F3> Includes 264,687  shares of Synovus  Common Stock held in a trust for which
     Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

BANKCARD DATA PROCESSING SERVICES PROVIDED TO CB&T AND CERTAIN OF SYNOVUS' SUBSIDIARIES; OTHER AGREEMENTS BETWEEN TSYS, SYNOVUS, CB&T AND CERTAIN OF SYNOVUS' SUBSIDIARIES

     During 1998, TSYS provided bankcard data processing services to CB&T and certain of Synovus' other banking subsidiaries. The bankcard data processing agreement between TSYS and CB&T can be terminated by CB&T upon 60 days prior written notice to TSYS or terminated by TSYS upon 180 days prior written notice to CB&T. During 1998, TSYS derived $4,225,439 in revenues from CB&T and certain of Synovus' other banking subsidiaries from the performance of bankcard data processing services and $175,801 in revenues from Synovus and its subsidiaries for the performance of other data processing services. TSYS' charges to CB&T and Synovus' other subsidiaries for bankcard and other data processing services are comparable to, and are determined on the same basis as, charges by TSYS to similarly situated unrelated third parties.

     Synovus Service Corp., a wholly owned subsidiary of Synovus, provides various services to Synovus' subsidiary companies, including TSYS. TSYS and Synovus Service Corp. are parties to Lease Agreements pursuant to which Synovus Service Corp. leased from TSYS office space for lease payments aggregating $26,169 during 1998 and TSYS leased from Synovus Service Corp. office space for lease payments aggregating $27,690 during 1998. Synovus Service Corp. also paid TSYS $199,492 during 1998 for data processing services. The terms of these transactions are comparable to those which could have been obtained in transactions with unaffiliated third parties.

     TSYS and Synovus and TSYS and Synovus Service Corp. are parties to Management Agreements (having one year, automatically renewable, unless terminated, terms), pursuant to which Synovus and Synovus Service Corp. provide certain management services to TSYS. During 1998, these services included human resource services, maintenance services, security services, communications services, corporate education services, travel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus' officers and financial services. As compensation for management services provided during 1998, TSYS paid Synovus and Synovus Service Corp. management fees of $1,283,494 and $9,892,790, respectively. Management fees are subject to future adjustments based upon charges at the time by unrelated third parties for comparable services.

     During 1998, Synovus Trust Company served as Trustee of various employee benefit plans of TSYS. During 1998, TSYS paid Synovus Trust Company trustee's fees under these plans of $258,184.

     During 1998, Columbus Depot Equipment Company, a wholly owned subsidiary of TSYS, and CB&T and 6 of Synovus' other subsidiaries were parties to Lease Agreements pursuant to which CB&T and 6 of Synovus' other subsidiaries leased from Columbus Depot Equipment Company computer related equipment for bankcard and bank data processing services for lease payments aggregating $90,569. During 1998, Columbus Depot Equipment Company sold CB&T and certain of Synovus' other subsidiaries computer related equipment for bankcard and bank data processing services, and monitored such equipment, for payments aggregating $1,355. The terms, conditions, rental rates and/or sales prices provided for in these Agreements are comparable to corresponding terms, conditions and rates provided for in leases and sales of similar equipment offered by unrelated third parties.

     During 1998, Synovus Technologies, Inc., a wholly owned subsidiary of Synovus, paid TSYS $248,187 for data links, network services and other miscellaneous items related to the data processing services which Synovus Technologies, Inc. provides to its customers, which amount was reimbursed to Synovus Technologies, Inc. by its customers. During 1998, Synovus Technologies, Inc. paid TSYS $24,900, primarily for computer processing services. During 1998, TSYS and Synovus Technologies, Inc. were parties to a Lease Agreement pursuant to which TSYS leased from Synovus Technologies, Inc. portions of its office building for lease payments aggregating $220,000. The charges for processing and other services, and the terms of the Lease Agreement, are comparable to those between unrelated third parties.

     In January, 1999, TSYS acquired the assets used by CB&T in the provision of collection, credit evaluation and customer service services to credit card issuers in exchange for newly issued shares of TSYS Common Stock valued at $20,070,000. The terms of the Asset Purchase and Exchange Agreement executed in connection with the transaction are comparable to those between unrelated third parties.

     During 1998, TSYS and CB&T were parties to Lease Agreements pursuant to which CB&T leased from TSYS portions of its maintenance and warehouse facilities for lease payments aggregating $18,411. During 1998, TSYS and CB&T were also parties to a Lease Agreement pursuant to which TSYS leased office space from CB&T for lease payments of $4,483 per month. The terms, conditions and rental rates provided for in these Lease Agreements are comparable to corresponding terms, conditions and rates provided for in leases of similar facilities offered by unrelated third parties in the Columbus, Georgia area.

     During 1998, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc. and TSYS Total Solutions, Inc., wholly owned subsidiaries of TSYS, an aggregate of $1,447,565 for printing and correspondence services. The charges for these services are comparable to those between unrelated third parties.

     During 1998, TSYS and its subsidiaries were paid $2,342,416 of interest by CB&T in connection with deposit accounts with, and commercial paper purchased from, CB&T. The interest rates paid are comparable to those provided for between unrelated third parties.

     The Board of Directors of TSYS has resolved that transactions with officers, directors, key employees and their affiliates shall be approved by a majority of its independent and disinterested directors, if otherwise permitted by applicable law, and will be on terms no less favorable than could be obtained from unrelated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires TSYS' officers and directors, and persons who own more than ten percent of TSYS Common Stock, to file reports of ownership and changes in ownership on Forms 3,4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish TSYS with copies of all Section 16(a) forms they file.

     To TSYS' knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that Mr. Page reported one transaction late on a Form 5 and Mr. Tomlinson reported one transaction late on a Form 4 and one transaction late on a Form 5.

                            INDEPENDENT AUDITORS

     On March 5, 1999, TSYS' Board of Directors appointed KPMG LLP as the independent auditors to audit the financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 1999. The Board of Directors knows of no direct or material indirect financial interest by KPMG in TSYS or of any connection between KPMG and TSYS in the capacity of promoter, underwriter, voting trustee, director, officer, shareholder or employee.

     Representatives of KPMG will be present at TSYS' 1999 Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              GENERAL INFORMATION

FINANCIAL INFORMATION

     Detailed financial information for TSYS and its subsidiaries for its 1998 fiscal year is included in TSYS' 1998 Annual Report that is being mailed to TSYS' shareholders together with this Proxy Statement.

SHAREHOLDER PROPOSALS FOR THE 2000 PROXY STATEMENT

     Any shareholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2000 Annual Meeting of Shareholders should submit the proposal in writing to the Secretary, Total System Services, Inc., 901 Front Avenue, Suite 301, Columbus, Georgia 31901. TSYS must receive a proposal by November 15, 1999 in order to consider it for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders.

DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION AT THE ANNUAL MEETING

     Shareholders who wish to present director nominations or other business at the Annual Meeting are required to notify the Secretary of their intent at least 45 days but not more than 90 days before March 12, 2000 and the notice must provide information as required in the bylaws. A copy of these bylaw requirements will be provided upon request in writing to the Secretary, Total System Services, Inc., 901 Front Avenue, Suite 301, Columbus, Georgia 31901. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Shareholder Proposals for the 2000 Proxy Statement" above), nor does it apply to questions a shareholder may wish to ask at the meeting.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be paid by TSYS. This solicitation is being made by mail, but may also be made by telephone or in person by TSYS officers and employees. TSYS will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the TSYS Board of Directors.

                                             /s/Richard W. Ussery
                                             Richard W. Ussery
                                             Chairman of the Board
                                             Total System Services, Inc.

March 12, 1999

                                   APPENDIX A

PROXY                                                                 PROXY
                      TOTAL SYSTEM SERVICES, INC.
          POST OFFICE BOX 2506, COLUMBUS, GEORGIA  31902-2506
      ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD APRIL 15, 1999
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc. hereby appoints James B. Lipham and Dorenda K. Weaver, or an of them acting singly in the absence of the other, proxies with full power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 15th day of April, 1999, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matter listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH
ANY INSTRUCTIONS INDICATED HEREIN. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED HEREIN.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both must sign. When signing in a fiduciary or representative capacity, give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

______________________________________       __________________________________

______________________________________       __________________________________


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                         For All   With- For all
----------------------------------------                 Nominees  hold   Except
TOTAL SYSTEM SERVICES, INC.                  1.) To elect    [ ]    [ ]    [ ]
----------------------------------------         Class I
                                                 Directors of TSYS.
                                                 Nominees:

 RECORD DATE SHARES:                         Samuel A. Nunn, H. Lynn Page,
                                             Philip W. Tomlinson and
                                             Richard W. Ussery

                                             Note: If you do not wish  your
                                             shares  voted "For" a particular
                                             nominee, mark the "For All Except"
                                             box and strike a line through the
                                             nominee's name in the list above.
                                             Your shares will be voted for the
                                             remaining nominee(s).

                                             The undersigned hereby acknowledges
                                             receipt of NOTICE of the ANNUAL
                                             MEETING and the PROXY STATEMENT
                                             and hereby revokes all Proxies
                                             previously given by the undersigned
                                             for the ANNUAL MEETING.

                                             THE BOARD OF DIRECTORS RECOMMENDS
                                              THAT SHAREHOLDERS VOTE FOR THE
                                                  PROPOSAL LISTED ABOVE.

Please be sure to
sign and date this Proxy.[Date:               ]   Mark box at right        [ ]
Shareholder sign here[                        ]   if an address change or
Co-owner sign here[                           ]   comment has been noted on
                                                  the reverse side of this
                                                  card.
DETACH CARD                                                        DETACH CARD

                          TOTAL SYSTEM SERVICES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on April 15, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Total System Services, Inc.